EXHIBIT 99.1
News Release Contacts:
MEDIA: Mayura Hooper Charles Schwab Phone: 415-667-1525	INVESTORS/ANALYSTS: Jeff Edwards Charles Schwab Phone: 415-667-1524

SCHWAB REPORTS FOURTH QUARTER AND FULL YEAR RESULTS
December Core Net New Assets Exceed $40 Billion – Annualized Growth Rate of 6%
Total Client Assets Reach Record $8.5 Trillion at Year-end, Up 21%

WESTLAKE, Texas, January 17, 2024 – The Charles Schwab Corporation announced today that its net income for the fourth quarter of 2023 was $1.0 billion compared with $2.0 billion for the fourth quarter of 2022. Net income for the twelve months ended December 31, 2023 was $5.1 billion, compared with $7.2 billion for the year-earlier period.

	Three Months Ended December 31,		%	Twelve Months Ended December 31,		%
Financial Highlights (1)	2023	2022	Change	2023	2022	Change

Net revenues (in millions)	$4,459	$5,497	(19)%	$18,837	$20,762	(9)%
Net income (in millions)
GAAP	$1,045	$1,968	(47)%	$5,067	$7,183	(29)%
Adjusted (1)	$1,367	$2,151	(36)%	$6,159	$7,934	(22)%
Diluted earnings per common share
GAAP	$.51	$.97	(47)%	$2.54	$3.50	(27)%
Adjusted (1)	$.68	$1.07	(36)%	$3.13	$3.90	(20)%
Pre-tax profit margin
GAAP	26.8%	47.3%		33.9%	45.2%
Adjusted (1)	36.0%	51.6%		41.5%	50.0%
Return on average common
stockholders’ equity (annualized)	12%	27%		16%	18%
Return on tangible
common equity (annualized) (1)	43%	102%		54%	42%

Note: All per-share results are rounded to the nearest cent, based on weighted-average diluted common shares outstanding.
(1) Further details on non-GAAP financial measures and a reconciliation of such measures to GAAP reported results are included on pages 10-12 of this release.

Co-Chairman and CEO Walt Bettinger commented, “Over the course of 2023, our commitment to clients was unwavering. Through an uneven environment with shifting views on the trajectory of the U.S. economy, persistent geopolitical unrest, and a temporary disruption within the regional banking sector, our “no trade-offs” value proposition continued to resonate with investors. Clients entrusted us with $306 billion in core net new assets during the year, including over $43 billion in December alone. This ongoing success with clients helped push total client assets to a record $8.52 trillion at year-end. Additionally, we welcomed 977 thousand new-to-firm retail households as well as 315 advisors-in-transition to Schwab. In total, we added 3.8 million new brokerage accounts to increase our total client base to 34.8 million accounts.”

“Maintaining sustained investment in our clients allows our modern wealth management offering to evolve with their needs,” added Mr. Bettinger. “The primary objective coming into 2023 was a successful Ameritrade conversion. By the end of the year, we had transitioned approximately 90% of client assets and accounts with no significant disruptions. The overall feedback from both retail investors and Registered Investment Advisors (RIAs) has been overwhelmingly positive – and when there were minor issues, we addressed most concerns immediately. The entire leadership team is grateful for the tireless efforts of our employees, whose diligent planning has put us in a position to complete the largest integration in our industry’s history, with deal-related attrition tracking better than our initial expectations.”

“While the Ameritrade client conversion garnered a lot of attention and significant resources, we also made substantial progress across our key strategic initiatives of scale and efficiency, win-win monetization, and client segmentation. We took steps to unlock incremental efficiency, including identifying at least $500 million in cost savings beyond the pre-committed Ameritrade synergies. As part of this effort, we reduced our workforce by approximately 6% of staff, which helped streamline the organization and enables us to prioritize investments in key client initiatives. Enhancements to our personalized investing and wealth management solutions demonstrated progress on our win-win monetization efforts. Net flows into our managed investing solutions totaled $33 billion, a 29% increase versus the previous year, supported by record flows into Schwab Wealth AdvisoryTM and Wasmer SchroederTM Strategies. We also saw building momentum within Schwab Personalized Indexing® and launched Schwab Investing ThemesTM. We improved digital capabilities for RIAs, including a new account onboarding workflow and an expedited origination process for our Pledged Asset Line® product. Finally, recognizing that certain client segments often have different needs, we announced new curated experiences for our high net worth and trader clients. Creating more tailored experiences for these individuals helps ensure they are getting the most from their relationship with Schwab.”

Mr. Bettinger finished, “As we move forward with our key initiatives, we remain as confident as ever in our “Through Clients’ Eyes” strategy. Our client focus has guided our culture and operating priorities for five decades and we believe it keeps us best positioned to sustain long-term profitable growth into the future.”

CFO Peter Crawford stated, “Schwab’s financial performance during 2023 reflected the challenges of navigating a market environment shaped by the Federal Reserve’s pronounced interest rate tightening policy and the follow-on effects stemming from the regional banking crisis in March. Total net revenues were down 9% versus prior year levels to $18.8 billion, as client cash realignment activity impacted our net interest revenue. The benefits of rising rates were more than offset by lower interest-earning assets and increased utilization of higher-cost supplemental funding, driving net interest revenue down 12% year-over-year to $9.4 billion. Asset management and administration fees rose to a record $4.8 billion, bolstered by rebounding equity markets as well as strong client interest in purchased money fund products and advisory solutions. A slightly different trading mix and softer volumes led trading revenue to decline 12% to $3.2 billion. On the expense front, GAAP spending grew by 10% to $12.5 billion to facilitate the Ameritrade integration, make investments across our strategic initiatives, and capture incremental cost savings of approximately $500 million that will be realized in 2024. Restructuring costs required to effect these savings totaled $495 million, while acquisition and integration-related costs and amortization of acquired intangibles were $401 million and $534 million, respectively. Exclusive of these items, adjusted total expenses (1) increased by 6% to $11.0 billion, approximately 2% of which reflected the $172 million FDIC special assessment. Together, the combination of our diversified revenue model and rigorous expense discipline enabled us to generate a 33.9% pre-tax profit margin for the full-year, or 41.5% on an adjusted basis (1). These results represent the 11th consecutive year of GAAP pre-tax margins exceeding 30% and the 5th consecutive year of an adjusted pre-tax margin above 40%.”

“Throughout 2023, our approach to balance sheet management continued to prioritize flexibility,” Mr. Crawford added. “We opportunistically raised $6.2 billion in senior notes to prepare for upcoming maturities as well as provide additional liquidity during the larger Ameritrade conversion weekends. While the pace of rate increases slowed substantially during the year, the upper bound of the Fed Funds target range still climbed to 5.50%. As expected, clients took advantage of the highest yields in nearly two decades by increasing their allocations to investment cash and fixed income alternatives available at Schwab. These movements caused Schwab’s balance sheet to shrink by $59 billion, or an 11% decline from the year-end 2022 level. As we have done since the onset of the current tightening cycle, we facilitated these client allocation decisions using cash flows from our investment portfolios as well as the continued utilization of certain supplemental funding sources, including Federal Home Loan Bank advances and retail certificates of deposit. We began to reduce our reliance on these additional sources – repaying 18% of peak balances reached in May 2023 – as realignment activity decelerated by almost 80% during the second half of the year, including a seasonal increase in client cash in December. Earlier in the year, we made the decision to temporarily suspend our stock buyback program after repurchasing 37 million shares for $2.8 billion during the first quarter of the year. This action allows us to more rapidly build our capital ratios inclusive of accumulated other comprehensive income via our healthy earnings power and lower capital intensity. The company’s preliminary consolidated Tier 1 Leverage and Adjusted Tier 1 Leverage (1) ratios increased to 8.5% and 4.9%, respectively. Ratios for Charles Schwab Bank, SSB (CSB) grew as well, with CSB’s preliminary Tier 1 Leverage finishing the year at 10.1%, or 5.4% on an adjusted basis (1).”

Mr. Crawford concluded, “While 2023 presented a number of challenges, we stayed focused on meeting the evolving needs of our clients. Guided by our client-centric approach, we move ahead with confidence that our “through the cycle” financial formula keeps us positioned to deliver long-term stockholder value.”

(1) Further details on non-GAAP financial measures and a reconciliation of such measures to GAAP reported results are included on pages 10-12 of this release.

Commentary from the CFO
Periodically, our Chief Financial Officer provides insight and commentary regarding Schwab’s financial picture at: https://www.aboutschwab.com/cfo-commentary. The most recent commentary, which provides perspective on client cash realignment trends and second quarter revenue expectations, was posted on June 14, 2023.

Winter Business Update
The company will host its Winter Business Update for institutional investors this morning from 7:30 a.m. - 8:30 a.m. CT, 8:30 a.m. - 9:30 a.m. ET.

Registration for this Update webcast is accessible at https://www.aboutschwab.com/schwabevents.

Forward-Looking Statements
This press release contains forward-looking statements relating to the company’s strategy and approach; Ameritrade integration and deal-related attrition; opportunities for increased efficiency and resulting incremental annual expense savings; investment in client initiatives; profitable growth; positioning; business model; financial formula; stock repurchases; capital ratios; earnings power; balance sheet; and stockholder value. These forward-looking statements reflect management’s expectations as of the date hereof. Achievement of these expectations and objectives is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations.

Important factors that may cause such differences include, but are not limited to, the company’s ability to attract and retain clients and independent investment advisors and grow those relationships and client assets; develop and launch new and enhanced products, services, and capabilities, as well as enhance its infrastructure and capacity, in a timely and successful manner; hire and retain talent; support client activity levels; successfully implement integration strategies and plans; capture Ameritrade deal expense synergies, streamline its operational design, align its real estate footprint, and harness the benefits of automation in order to deliver expected incremental annual expense savings, and the costs incurred in connection with such actions; manage expenses; and monetize client assets. Other important factors include client use of the company’s advisory solutions and other products and services; general market conditions, including the level of interest rates and equity valuations; higher than expected asset attrition from clients originating at Ameritrade; client cash allocation decisions; client sensitivity to rates; level of client assets, including cash balances; competitive pressures on pricing; the level and mix of client trading activity; market volatility; capital and liquidity needs and management; balance sheet positioning relative to changes in interest rates; interest earning asset mix and growth; new or changed legislation, regulation or regulatory expectations; and other factors set forth in the company’s most recent reports on Form 10-K and Form 10-Q.

About Charles Schwab
The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with 34.8 million active brokerage accounts, 5.2 million workplace plan participant accounts, 1.8 million banking accounts, and $8.52 trillion in client assets. Through its operating subsidiaries, the company provides a full range of wealth management, securities brokerage, banking, asset management, custody, and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiaries, Charles Schwab & Co., Inc., TD Ameritrade, Inc., and TD Ameritrade Clearing, Inc., (members SIPC, https://www.sipc.org), and their affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent, fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor Services. Its primary banking subsidiary, Charles Schwab Bank, SSB (member FDIC and an Equal Housing Lender), provides banking and lending services and products. More information is available at https://www.aboutschwab.com. TD Ameritrade, Inc. and TD Ameritrade Clearing, Inc. are separate but affiliated companies and subsidiaries of TD Ameritrade Holding LLC. TD Ameritrade Holding LLC is a wholly owned subsidiary of The Charles Schwab Corporation. TD Ameritrade is a trademark jointly owned by TD Ameritrade IP Company, Inc. and The Toronto-Dominion Bank.

THE CHARLES SCHWAB CORPORATION
Consolidated Statements of Income
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net Revenues
Interest revenue	$3,963	$3,841	$16,111	$12,227
Interest expense	(1,833)	(812)	(6,684)	(1,545)
Net interest revenue	2,130	3,029	9,427	10,682
Asset management and administration fees (1)	1,241	1,049	4,756	4,216
Trading revenue	767	895	3,230	3,673
Bank deposit account fees	174	350	705	1,409
Other	147	174	719	782
Total net revenues	4,459	5,497	18,837	20,762
Expenses Excluding Interest
Compensation and benefits	1,409	1,488	6,315	5,936
Professional services	253	266	1,058	1,032
Occupancy and equipment	331	320	1,254	1,175
Advertising and market development	104	123	397	419
Communications	144	144	629	588
Depreciation and amortization	238	176	804	652
Amortization of acquired intangible assets	130	136	534	596
Regulatory fees and assessments	270	62	547	262
Other	386	184	921	714
Total expenses excluding interest	3,265	2,899	12,459	11,374
Income before taxes on income	1,194	2,598	6,378	9,388
Taxes on income	149	630	1,311	2,205
Net Income	1,045	1,968	5,067	7,183
Preferred stock dividends and other	119	147	418	548
Net Income Available to Common Stockholders	$926	$1,821	$4,649	$6,635
Weighted-Average Common Shares Outstanding:
Basic	1,823	1,864	1,824	1,885
Diluted	1,828	1,873	1,831	1,894
Earnings Per Common Shares Outstanding (2):
Basic	$.51	$.98	$2.55	$3.52
Diluted	$.51	$.97	$2.54	$3.50

(1) No fee waivers were recognized for the three and twelve months ended December 31, 2023, or for the three months ended December 31, 2022. Includes fee waivers of $57 million for the twelve months ended December 31, 2022.
(2) The Company has voting and nonvoting common stock outstanding. As the participation rights, including dividend and liquidation rights, are identical between the voting and nonvoting stock classes, basic and diluted earnings per share are the same for each class.

THE CHARLES SCHWAB CORPORATION
Financial and Operating Highlights
(Unaudited)
	Q4-23 % change		2023				2022
	vs.	vs.	Fourth	Third	Second	First	Fourth
(In millions, except per share amounts and as noted)	Q4-22	Q3-23	Quarter	Quarter	Quarter	Quarter	Quarter
Net Revenues
Net interest revenue	(30)%	(5)%	$2,130	$2,237	$2,290	$2,770	$3,029
Asset management and administration fees	18%	1%	1,241	1,224	1,173	1,118	1,049
Trading revenue	(14)%	—	767	768	803	892	895
Bank deposit account fees	(50)%	(15)%	174	205	175	151	350
Other	(16)%	(15)%	147	172	215	185	174
Total net revenues	(19)%	(3)%	4,459	4,606	4,656	5,116	5,497
Expenses Excluding Interest
Compensation and benefits (1)	(5)%	(20)%	1,409	1,770	1,498	1,638	1,488
Professional services	(5)%	(8)%	253	275	272	258	266
Occupancy and equipment	3%	9%	331	305	319	299	320
Advertising and market development	(15)%	2%	104	102	103	88	123
Communications	—	(5)%	144	151	188	146	144
Depreciation and amortization	35%	20%	238	198	191	177	176
Amortization of acquired intangible assets	(4)%	(4)%	130	135	134	135	136
Regulatory fees and assessments	N/M	137%	270	114	80	83	62
Other (2)	110%	123%	386	173	180	182	184
Total expenses excluding interest	13%	1%	3,265	3,223	2,965	3,006	2,899
Income before taxes on income	(54)%	(14)%	1,194	1,383	1,691	2,110	2,598
Taxes on income	(76)%	(42)%	149	258	397	507	630
Net Income	(47)%	(7)%	1,045	1,125	1,294	1,603	1,968
Preferred stock dividends and other	(19)%	10%	119	108	121	70	147
Net Income Available to Common Stockholders	(49)%	(9)%	$926	$1,017	$1,173	$1,533	$1,821
Earnings per common share (3):
Basic	(48)%	(9)%	$.51	$.56	$.64	$.84	$.98
Diluted	(47)%	(9)%	$.51	$.56	$.64	$.83	$.97
Dividends declared per common share	14%	—	$.25	$.25	$.25	$.25	$.22
Weighted-average common shares outstanding:
Basic	(2)%	—	1,823	1,821	1,820	1,834	1,864
Diluted	(2)%	—	1,828	1,827	1,825	1,842	1,873
Performance Measures
Pre-tax profit margin			26.8%	30.0%	36.3%	41.2%	47.3%
Return on average common stockholders’ equity (annualized) (4)			12%	14%	17%	23%	27%
Financial Condition (at quarter end, in billions)
Cash and cash equivalents	8%	30%	$43.3	$33.3	$47.7	$49.2	$40.2
Cash and investments segregated	(26)%	71%	31.8	18.6	25.1	31.0	43.0
Receivables from brokerage clients — net	3%	(1)%	68.7	69.1	65.2	63.2	66.6
Available for sale securities	(27)%	(2)%	107.6	110.3	125.8	141.3	147.9
Held to maturity securities	(8)%	(2)%	159.5	162.5	166.3	169.9	173.1
Bank loans — net	—	—	40.4	40.3	40.1	40.0	40.5
Total assets	(11)%	4%	493.2	475.2	511.5	535.6	551.8
Bank deposits	(21)%	2%	290.0	284.4	304.4	325.7	366.7
Payables to brokerage clients	(13)%	16%	84.8	72.8	84.8	87.6	97.4
Other short-term borrowings (5)	40%	(13)%	6.6	7.6	7.8	7.1	4.7
Federal Home Loan Bank borrowings (5)	113%	(17)%	26.4	31.8	41.0	45.6	12.4
Long-term debt	25%	5%	26.1	24.8	22.5	20.0	20.8
Stockholders’ equity	12%	8%	41.0	37.8	37.1	36.3	36.6
Other
Full-time equivalent employees (at quarter end, in thousands)	(7)%	(8)%	33.0	35.9	36.6	36.0	35.3
Capital expenditures — purchases of equipment, office facilities, and property, net (in millions)	(6)%	(20)%	$199	$250	$168	$187	$211
Expenses excluding interest as a percentage of average client assets (annualized)			0.16%	0.16%	0.15%	0.17%	0.16%
Clients’ Daily Average Trades (DATs) (in thousands)	(4)%	—	5,192	5,218	5,272	5,895	5,389
Number of Trading Days	—	—	62.5	62.5	62.0	62.0	62.5
Revenue Per Trade (6)	(11)%	—	$2.36	$2.35	$2.46	$2.44	$2.66

(1) Fourth quarter of 2023 includes $16 million in restructuring costs. Third quarter of 2023 includes $276 million in restructuring costs.
(2) Fourth quarter of 2023 includes $181 million in restructuring costs.
(3) The Company has voting and nonvoting common stock outstanding. As the participation rights, including dividend and liquidation rights, are identical between the voting and nonvoting stock classes, basic and diluted earnings per share are the same for each class.
(4) Return on average common stockholders’ equity is calculated using net income available to common stockholders divided by average common stockholders’ equity.
(5) Beginning in the first quarter of 2023, Federal Home Loan Bank borrowings are presented separately from other short-term borrowings. Prior period amounts have been reclassified to reflect this change.
(6) Revenue per trade is calculated as trading revenue divided by DATs multiplied by the number of trading days.
N/M Not meaningful. Percentage changes greater than 200% are presented as not meaningful.

THE CHARLES SCHWAB CORPORATION
Net Interest Revenue Information
(In millions, except ratios or as noted)
(Unaudited)

	Three Months Ended December 31,						Twelve Months Ended December 31,
	2023			2022			2023			2022
	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate
Interest-earning assets
Cash and cash equivalents	$35,312	$475	5.27%	$38,067	$351	3.62%	$37,846	$1,894	4.94%	$57,163	$812	1.40%
Cash and investments segregated	23,830	314	5.16%	45,096	383	3.33%	28,259	1,355	4.73%	49,430	691	1.38%
Receivables from brokerage clients	62,602	1,260	7.88%	66,663	1,077	6.32%	61,914	4,793	7.64%	75,614	3,321	4.33%
Available for sale securities (1,2)	118,831	647	2.16%	196,577	943	1.90%	137,178	2,987	2.17%	260,392	4,139	1.58%
Held to maturity securities	160,378	700	1.74%	146,384	626	1.70%	165,634	2,872	1.73%	112,357	1,688	1.50%
Bank loans	40,386	437	4.31%	40,531	366	3.59%	40,234	1,664	4.14%	38,816	1,083	2.79%
Total interest-earning assets	441,339	3,833	3.43%	533,318	3,746	2.77%	471,065	15,565	3.28%	593,772	11,734	1.96%
Securities lending revenue		78			88			419			471
Other interest revenue		52			7			127			22
Total interest-earning assets	$441,339	$3,963	3.54%	$533,318	$3,841	2.84%	$471,065	$16,111	3.39%	$593,772	$12,227	2.04%
Funding sources
Bank deposits	$280,380	$971	1.37%	$374,812	$438	0.46%	$306,505	$3,363	1.10%	$424,168	$723	0.17%
Payables to brokerage clients	61,781	66	0.43%	87,001	76	0.35%	66,842	271	0.41%	97,825	123	0.13%
Other short-term borrowings (3)	6,724	95	5.63%	2,904	36	4.89%	7,144	375	5.25%	2,719	48	1.75%
Federal Home Loan Bank borrowings (3)	31,630	423	5.28%	9,023	106	4.59%	34,821	1,810	5.14%	2,274	106	4.59%
Long-term debt	25,457	226	3.54%	20,837	135	2.59%	22,636	715	3.16%	20,714	498	2.40%
Total interest-bearing liabilities	405,972	1,781	1.74%	494,577	791	0.64%	437,948	6,534	1.49%	547,700	1,498	0.27%
Non-interest-bearing funding sources	35,367			38,741			33,117			46,072
Securities lending expense		51			20			147			48
Other interest expense		1			1			3			(1)
Total funding sources	$441,339	$1,833	1.65%	$533,318	$812	0.60%	$471,065	$6,684	1.41%	$593,772	$1,545	0.26%
Net interest revenue		$2,130	1.89%		$3,029	2.24%		$9,427	1.98%		$10,682	1.78%
(1) Amounts have been calculated based on amortized cost.
(2) Beginning in the first quarter of 2023, amounts include the impact of derivative financial instruments and the related hedge accounting on our available for sale securities.
(3) Beginning in the first quarter of 2023, Federal Home Loan Bank borrowings are presented separately from other short-term borrowings. Prior period amounts have been reclassified to reflect this change.

THE CHARLES SCHWAB CORPORATION
Asset Management and Administration Fees Information
(In millions, except ratios or as noted)
(Unaudited)

	Three Months Ended December 31,						Twelve Months Ended December 31,
	2023			2022			2023			2022
	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee
Schwab money market funds before fee waivers	$461,091	$299	0.26%	$243,587	$159	0.26%	$391,864	$1,034	0.26%	$179,791	$499	0.28%
Fee waivers		—			—			—			(57)
Schwab money market funds	461,091	299	0.26%	243,587	159	0.26%	391,864	1,034	0.26%	179,791	442	0.25%
Schwab equity and bond funds, exchange-traded funds (ETFs), and collective trust funds (CTFs)	486,340	98	0.08%	421,238	86	0.08%	471,832	382	0.08%	433,005	364	0.08%
Mutual Fund OneSource® and other no-transaction-fee funds	289,841	188	0.26%	219,965	149	0.27%	249,131	657	0.26%	202,015	602	0.30%
Other third-party mutual funds and ETFs	572,027	97	0.07%	659,870	137	0.08%	640,689	490	0.08%	768,871	647	0.08%
Total mutual funds, ETFs, and CTFs (1)	$1,809,299	682	0.15%	$1,544,660	531	0.14%	$1,753,516	2,563	0.15%	$1,583,682	2,055	0.13%
Advice solutions (1)
Fee-based	$465,266	475	0.41%	$424,407	445	0.42%	$458,114	1,868	0.41%	$441,336	1,854	0.42%
Non-fee-based	98,679	—	—	87,804	—	—	96,633	—	—	89,525	—	—
Total advice solutions	$563,945	475	0.33%	$512,211	445	0.34%	$554,747	1,868	0.34%	$530,861	1,854	0.35%
Other balance-based fees (2)	664,774	65	0.04%	524,465	58	0.04%	608,170	254	0.04%	561,416	244	0.04%
Other (3)		19			15			71			63
Total asset management and administration fees		$1,241			$1,049			$4,756			$4,216
(1) Advice solutions include managed portfolios, specialized strategies, and customized investment advice such as Schwab Wealth AdvisoryTM, Schwab Managed PortfoliosTM, Managed Account Select®, Schwab Advisor Network®, Windhaven Strategies®, ThomasPartners® Strategies, Schwab Index Advantage advised retirement plan balances, Schwab Intelligent Portfolios®, Institutional Intelligent Portfolios®, Schwab Intelligent Portfolios Premium®, AdvisorDirect®, Essential Portfolios, Selective Portfolios, and Personalized Portfolios; as well as legacy non-fee advice solutions including Schwab Advisor Source and certain retirement plan balances. Average client assets for advice solutions may also include the asset balances contained in the mutual fund and/or ETF categories listed above. For the total end of period view, please see the Monthly Activity Report.
(2) Includes various asset-related fees, such as trust fees, 401(k) recordkeeping fees, and mutual fund clearing fees and other service fees.
(3) Includes miscellaneous service and transaction fees relating to mutual funds and ETFs that are not balance-based.

THE CHARLES SCHWAB CORPORATION
Growth in Client Assets and Accounts
(Unaudited)

	Q4-23 % Change		2023				2022
	vs.	vs.	Fourth	Third	Second	First	Fourth
(In billions, at quarter end, except as noted)	Q4-22	Q3-23	Quarter	Quarter	Quarter	Quarter	Quarter
Assets in client accounts
Schwab One®, certain cash equivalents and bank deposits	(20)%	4%	$368.3	$353.1	$384.4	$408.5	$459.4
Bank deposit account balances	(23)%	(2)%	97.4	99.5	102.7	106.5	126.6
Proprietary mutual funds (Schwab Funds® and Laudus Funds®) and CTFs
Money market funds (1)	71%	9%	476.4	436.3	392.9	357.8	278.9
Equity and bond funds and CTFs (2)	22%	11%	186.7	167.9	172.6	163.1	153.6
Total proprietary mutual funds and CTFs	53%	10%	663.1	604.2	565.5	520.9	432.5
Mutual Fund Marketplace® (3)
Mutual Fund OneSource® and other no-transaction-fee funds	30%	6%	306.2	288.0	254.6	244.3	235.7
Mutual fund clearing services	22%	8%	233.4	216.9	220.7	201.7	191.1
Other third-party mutual funds (4)	5%	7%	1,126.5	1,055.3	1,150.8	1,123.6	1,077.1
Total Mutual Fund Marketplace	11%	7%	1,666.1	1,560.2	1,626.1	1,569.6	1,503.9
Total mutual fund assets	20%	8%	2,329.2	2,164.4	2,191.6	2,090.5	1,936.4
Exchange-traded funds
Proprietary ETFs (2)	23%	12%	319.4	286.2	293.2	280.6	259.3
Other third-party ETFs	26%	13%	1,521.7	1,352.6	1,381.4	1,297.5	1,208.4
Total ETF assets	25%	12%	1,841.1	1,638.8	1,674.6	1,578.1	1,467.7
Equity and other securities	25%	10%	3,163.5	2,886.4	3,002.7	2,772.2	2,529.4
Fixed income securities	31%	4%	779.7	747.4	722.6	684.7	593.4
Margin loans outstanding	(1)%	(4)%	(62.6)	(65.1)	(62.8)	(60.5)	(63.1)
Total client assets	21%	9%	$8,516.6	$7,824.5	$8,015.8	$7,580.0	$7,049.8
Client assets by business
Investor Services	23%	9%	$4,519.1	$4,157.7	$4,267.9	$4,001.9	$3,682.1
Advisor Services	19%	9%	3,997.5	3,666.8	3,747.9	3,578.1	3,367.7
Total client assets	21%	9%	$8,516.6	$7,824.5	$8,015.8	$7,580.0	$7,049.8
Net growth in assets in client accounts (for the quarter ended)
Net new assets by business
Investor Services (5)	(61)%	(13)%	$25.0	$28.6	$36.0	$79.4	$64.3
Advisor Services (6)	(36)%	111%	41.3	19.6	36.0	71.3	64.1
Total net new assets	(48)%	38%	$66.3	$48.2	$72.0	$150.7	$128.4
Net market gains (losses)			625.8	(239.5)	363.8	379.5	277.2
Net growth (decline)			$692.1	$(191.3)	$435.8	$530.2	$405.6
New brokerage accounts (in thousands, for the quarter ended)	(2)%	2%	910	894	960	1,042	931
Client accounts (in thousands)
Active brokerage accounts (7)	3%	1%	34,838	34,540	34,382	34,120	33,758
Banking accounts	7%	2%	1,838	1,799	1,781	1,746	1,716
Workplace Plan Participant Accounts (8)	9%	2%	5,221	5,141	5,003	4,845	4,807

(1) Total client assets in purchased money market funds are located at: https://www.aboutschwab.com/investor-relations.
(2) Includes balances held on and off the Schwab platform. As of December 31, 2023, off-platform equity and bond funds, CTFs, and ETFs were $27.4 billion, $3.2 billion, and $107.2 billion, respectively.
(3) Excludes all proprietary mutual funds and ETFs.
(4) As of December 31, 2023, third-party money funds were $1.0 billion.
(5) Fourth quarter of 2023 includes net inflows of $2.4 billion from off-platform Schwab Bank Retail Certificates of Deposit (CDs) and outflows of $5.8 billion from an international relationship. Third quarter of 2023 includes net inflows of $3.3 billion from off-platform Schwab Bank Retail CDs. Second quarter of 2023 includes an inflow of $12.0 billion from a mutual fund clearing services client and inflows of $7.8 billion from off-platform Schwab Bank Retail CDs. First quarter of 2023 includes inflows of $19.0 billion from off-platform Schwab Bank Retail CDs.
(6) Fourth quarter of 2023 includes outflows of $6.4 billion from an international relationship. Third quarter of 2023 includes an outflow of $0.8 billion from an international relationship.
(7) Fourth quarter of 2022 includes the Company-initiated closure of approximately 350 thousand low-balance accounts.
(8) Beginning in the fourth quarter 2023, Retirement Plan Participants was expanded to include accounts in Stock Plan Services, Designated Brokerage Services, and Retirement Business Services. Participants may be enrolled in services in more than one Workplace business. Prior periods have been recast to reflect this change.

The Charles Schwab Corporation Monthly Activity Report For December 2023

	2022	2023												Change
	Dec	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Mo.	Yr.
Market Indices (at month end)
Dow Jones Industrial Average®	33,147	34,086	32,657	33,274	34,098	32,908	34,408	35,560	34,722	33,508	33,053	35,951	37,690	5%	14%
Nasdaq Composite®	10,466	11,585	11,456	12,222	12,227	12,935	13,788	14,346	14,035	13,219	12,851	14,226	15,011	6%	43%
Standard & Poor’s® 500	3,840	4,077	3,970	4,109	4,169	4,180	4,450	4,589	4,508	4,288	4,194	4,568	4,770	4%	24%
Client Assets (in billions of dollars)
Beginning Client Assets	7,320.6	7,049.8	7,480.6	7,380.2	7,580.0	7,631.5	7,650.2	8,015.8	8,241.0	8,094.7	7,824.5	7,653.4	8,180.6
Net New Assets (1)	53.3	36.1	41.7	72.9	13.6	24.6	33.8	12.9	8.1	27.2	5.0	19.2	42.1	119%	(21)%
Net Market Gains (Losses)	(324.1)	394.7	(142.1)	126.9	37.9	(5.9)	331.8	212.3	(154.4)	(297.4)	(176.1)	508.0	293.9
Total Client Assets (at month end)	7,049.8	7,480.6	7,380.2	7,580.0	7,631.5	7,650.2	8,015.8	8,241.0	8,094.7	7,824.5	7,653.4	8,180.6	8,516.6	4%	21%
Core Net New Assets (1,2)	53.3	36.1	41.7	53.9	(2.3)	20.7	33.8	13.7	4.9	27.1	11.3	21.7	43.1	99%	(19)%
Receiving Ongoing Advisory Services (at month end)
Investor Services	499.8	524.6	515.5	526.2	530.7	526.3	547.5	560.6	552.2	533.0	522.2	557.0	581.4	4%	16%
Advisor Services (3)	3,173.4	3,345.4	3,289.6	3,369.3	3,394.9	3,377.8	3,527.8	3,619.8	3,554.2	3,448.0	3,380.3	3,604.4	3,757.4	4%	18%
Client Accounts (at month end, in thousands)
Active Brokerage Accounts	33,758	33,878	34,010	34,120	34,248	34,311	34,382	34,434	34,440	34,540	34,571	34,672	34,838	—	3%
Banking Accounts	1,716	1,729	1,733	1,746	1,757	1,768	1,781	1,792	1,798	1,799	1,812	1,825	1,838	1%	7%
Workplace Plan Participant Accounts (4)	4,807	4,817	4,839	4,845	4,869	4,962	5,003	5,030	5,037	5,141	5,212	5,212	5,221	—	9%
Client Activity
New Brokerage Accounts (in thousands)	330	344	320	378	331	314	315	303	311	280	284	286	340	19%	3%
Client Cash as a Percentage of Client Assets (5,6)	12.2%	11.5%	11.6%	11.2%	10.8%	10.9%	10.5%	10.2%	10.4%	10.8%	11.2%	10.7%	10.5%	(20) bp	(170) bp
Derivative Trades as a Percentage of Total Trades	23.2%	23.0%	23.5%	22.8%	23.4%	23.5%	23.9%	23.0%	24.4%	24.2%	23.2%	23.1%	21.8%	(130) bp	(140) bp
Selected Average Balances (in millions of dollars)
Average Interest-Earning Assets (7)	520,100	512,893	503,122	497,627	493,215	483,438	479,752	466,659	449,483	444,864	438,522	439,118	446,305	2%	(14)%
Average Margin Balances	64,759	60,211	60,575	60,848	60,338	60,250	61,543	63,040	64,226	64,014	63,946	61,502	62,309	1%	(4)%
Average Bank Deposit Account Balances (8)	126,953	122,387	115,816	109,392	104,775	103,149	102,917	102,566	101,928	100,404	97,893	94,991	95,518	1%	(25)%
Mutual Fund and Exchange-Traded Fund
Net Buys (Sells) (9,10) (in millions of dollars)
Equities	(1,837)	7,236	5,850	(3,234)	1,126	(1,366)	9,190	7,423	(278)	675	(3,039)	6,099	7,903
Hybrid	(1,595)	(433)	47	(1,641)	(462)	(889)	(903)	(407)	(1,037)	(828)	(1,457)	(1,466)	(1,596)
Bonds	(3,260)	5,646	4,281	6,158	2,575	2,029	3,302	2,515	4,696	2,723	1,094	255	6,104
Net Buy (Sell) Activity (in millions of dollars)
Mutual Funds (9)	(21,851)	552	(2,338)	(7,423)	(4,904)	(7,157)	(4,485)	(3,333)	(6,476)	(5,853)	(12,245)	(9,267)	(7,406)
Exchange-Traded Funds (10)	15,159	11,897	12,516	8,706	8,143	6,931	16,074	12,864	9,857	8,423	8,843	14,155	19,817
Money Market Funds	27,778	24,285	23,347	27,106	6,291	15,256	9,112	7,911	16,869	13,388	16,976	11,670	7,745
Note: Certain supplemental details related to the information above can be found at: https://www.aboutschwab.com/financial-reports.
(1) Unless otherwise noted, differences between net new assets and core net new assets are net flows from off-platform Schwab Bank Retail CDs – including March 2023 which reflects inflows of $19.0 billion from off-platform Schwab Bank Retail CDs issued year-to-date through March 31, 2023. Additionally, 2023 includes outflows from a large international relationship of $0.8 billion in September, $6.2 billion in October, $5.4 billion in November, and $0.6 billion in December, and an inflow of $12.0 billion from a mutual fund clearing services client in April.
(2) Net new assets before significant one-time inflows or outflows, such as acquisitions/divestitures or extraordinary flows (generally greater than $10 billion) relating to a specific client, and activity from off-platform Schwab Bank Retail CDs. These flows may span multiple reporting periods.
(3) Excludes Retirement Business Services.
(4) Beginning October 2023, Retirement Plan Participants was expanded to include accounts in Stock Plan Services, Designated Brokerage Services, and Retirement Business Services. Participants may be enrolled in services in more than one Workplace business. Prior periods have been recast to reflect this change.
(5) Schwab One®, certain cash equivalents, bank deposits, third-party bank deposit accounts, and money market fund balances as a percentage of total client assets.
(6) Beginning July 2023, client cash as a percentage of client assets excludes brokered CDs issued by Charles Schwab Bank. Prior periods have been recast to reflect this change.
(7) Represents average total interest-earning assets on the Company’s balance sheet.
(8) Represents average clients’ uninvested cash sweep account balances held in deposit accounts at third-party financial institutions.
(9) Represents the principal value of client mutual fund transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to Investment Managers. Excludes money market fund transactions.
(10) Represents the principal value of client ETF transactions handled by Schwab, including transactions in proprietary ETFs.

THE CHARLES SCHWAB CORPORATION
Non-GAAP Financial Measures
(In millions, except ratios and per share amounts)
(Unaudited)
In addition to disclosing financial results in accordance with generally accepted accounting principles in the U.S. (GAAP), Schwab’s fourth quarter earnings release contains references to the non-GAAP financial measures described below. We believe these non-GAAP financial measures provide useful supplemental information about the financial performance of the Company, and facilitate meaningful comparison of Schwab’s results in the current period to both historic and future results. These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may not be comparable to non-GAAP financial measures presented by other companies.

Schwab’s use of non-GAAP measures is reflective of certain adjustments made to GAAP financial measures as described below. Beginning in the third quarter of 2023, these adjustments also include restructuring costs, which the Company began incurring in connection with its previously announced plans to streamline its operations to prepare for post-integration of TD Ameritrade. See Part I – Item 1 – Note 10 of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 for additional information.

Non-GAAP Adjustment or Measure	Definition	Usefulness to Investors and Uses by Management
Acquisition and integration-related costs, amortization of acquired intangible assets, and restructuring costs
Schwab adjusts certain GAAP financial measures to exclude the impact of acquisition and integration-related costs incurred as a result of the Company’s acquisitions, amortization of acquired intangible assets, restructuring costs, and, where applicable, the income tax effect of these expenses.

Adjustments made to exclude amortization of acquired intangible assets are reflective of all acquired intangible assets, which were recorded as part of purchase accounting. These acquired intangible assets contribute to the Company’s revenue generation. Amortization of acquired intangible assets will continue in future periods over their remaining useful lives.

We exclude acquisition and integration-related costs, amortization of acquired intangible assets, and restructuring costs for the purpose of calculating certain non-GAAP measures because we believe doing so provides additional transparency of Schwab’s ongoing operations, and is useful in both evaluating the operating performance of the business and facilitating comparison of results with prior and future periods.

Costs related to acquisition and integration or restructuring fluctuate based on the timing of acquisitions, integration and restructuring activities, thereby limiting comparability of results among periods, and are not representative of the costs of running the Company’s ongoing business. Amortization of acquired intangible assets is excluded because management does not believe it is indicative of the Company’s underlying operating performance.

Return on tangible common equity	Return on tangible common equity represents annualized adjusted net income available to common stockholders as a percentage of average tangible common equity. Tangible common equity represents common equity less goodwill, acquired intangible assets — net, and related deferred tax liabilities.	Acquisitions typically result in the recognition of significant amounts of goodwill and acquired intangible assets. We believe return on tangible common equity may be useful to investors as a supplemental measure to facilitate assessing capital efficiency and returns relative to the composition of Schwab’s balance sheet.
Adjusted Tier 1 Leverage Ratio
Adjusted Tier 1 Leverage Ratio represents the Tier 1 Leverage Ratio as prescribed by bank regulatory guidance for the consolidated company and for CSB, adjusted to reflect the inclusion of accumulated other comprehensive income (AOCI) in the ratio.

Inclusion of the impacts of AOCI in the Company’s Tier 1 Leverage Ratio provides additional information regarding the Company’s current capital position. We believe Adjusted Tier 1 Leverage Ratio may be useful to investors as a supplemental measure of the Company’s capital levels.

The Company also uses adjusted diluted EPS and return on tangible common equity as components of performance criteria for employee bonus and certain executive management incentive compensation arrangements. The Compensation Committee of CSC’s Board of Directors maintains discretion in evaluating performance against these criteria.

THE CHARLES SCHWAB CORPORATION
Non-GAAP Financial Measures
(In millions, except ratios and per share amounts)
(Unaudited)
The tables below present reconciliations of GAAP measures to non-GAAP measures:

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2023		2022		2023		2022
	Total Expenses Excluding Interest	Net Income	Total Expenses Excluding Interest	Net Income	Total Expenses Excluding Interest	Net Income	Total Expenses Excluding Interest	Net Income
Total expenses excluding interest (GAAP), Net income (GAAP)	$3,265	$1,045	$2,899	$1,968	$12,459	$5,067	$11,374	$7,183
Acquisition and integration-related costs (1)	(67)	67	(101)	101	(401)	401	(392)	392
Amortization of acquired intangible assets	(130)	130	(136)	136	(534)	534	(596)	596
Restructuring costs (2)	(216)	216	—	—	(495)	495	—	—
Income tax effects (3)	N/A	(91)	N/A	(54)	N/A	(338)	N/A	(237)
Adjusted total expenses (non-GAAP), Adjusted net income (non-GAAP)	$2,852	$1,367	$2,662	$2,151	$11,029	$6,159	$10,386	$7,934
(1) Acquisition and integration-related costs for the three and twelve months ended December 31, 2023 primarily consist of $29 million and $187 million of compensation and benefits, $24 million and $135 million of professional services, $7 million and $28 million of occupancy and equipment, and $1 million and $27 million of other. Acquisition and integration-related costs for the three and twelve months ended December 31, 2022 primarily consist of $54 million and $220 million of compensation and benefits, $38 million and $140 million of professional services, and $7 million and $21 million of occupancy and equipment.
(2) Restructuring costs for the three and twelve months ended December 31, 2023 primarily consist of $16 million and $292 million of compensation and benefits, $15 million and $17 million of occupancy and equipment, and $181 million of other for each period. There were no restructuring costs for the three and twelve months ended December 31, 2022.
(3) The income tax effects of the non-GAAP adjustments are determined using an effective tax rate reflecting the exclusion of non-deductible acquisition costs and are used to present the acquisition and integration-related costs, amortization of acquired intangible assets and restructuring costs on an after-tax basis.
N/A Not applicable.

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2023		2022		2023		2022
	Amount	% of Total Net Revenues	Amount	% of Total Net Revenues	Amount	% of Total Net Revenues	Amount	% of Total Net Revenues
Income before taxes on income (GAAP), Pre-tax profit margin (GAAP)	$1,194	26.8%	$2,598	47.3%	$6,378	33.9%	$9,388	45.2%
Acquisition and integration-related costs	67	1.5%	101	1.8%	401	2.1%	392	1.9%
Amortization of acquired intangible assets	130	2.9%	136	2.5%	534	2.9%	596	2.9%
Restructuring costs	216	4.8%	—	—	495	2.6%	—	—
Adjusted income before taxes on income (non-GAAP), Adjusted pre-tax profit margin (non-GAAP)	$1,607	36.0%	$2,835	51.6%	$7,808	41.5%	$10,376	50.0%

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2023		2022		2023		2022
	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS
Net income available to common stockholders (GAAP), Earnings per common share — diluted (GAAP)	$926	$.51	$1,821	$.97	$4,649	$2.54	$6,635	$3.50
Acquisition and integration-related costs	67.04		101.05		401.22		392.21
Amortization of acquired intangible assets	130.07		136.07		534.29		596.31
Restructuring costs	216.12		—	—	495.27		—	—
Income tax effects	(91)	(.06)	(54)	(.02)	(338)	(.19)	(237)	(.12)
Adjusted net income available to common stockholders (non-GAAP), Adjusted diluted EPS (non-GAAP)	$1,248	$.68	$2,004	$1.07	$5,741	$3.13	$7,386	$3.90

THE CHARLES SCHWAB CORPORATION
Non-GAAP Financial Measures
(In millions, except ratios and per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Return on average common stockholders’ equity (GAAP)	12%	27%	16%	18%
Average common stockholders’ equity	$30,179	$26,823	$29,334	$36,605
Less: Average goodwill	(11,951)	(11,951)	(11,951)	(11,952)
Less: Average acquired intangible assets — net	(8,325)	(8,856)	(8,524)	(9,084)
Plus: Average deferred tax liabilities related to goodwill and acquired intangible assets — net	1,790	1,842	1,805	1,870
Average tangible common equity	$11,693	$7,858	$10,664	$17,439
Adjusted net income available to common stockholders (1)	$1,248	$2,004	$5,741	$7,386
Return on tangible common equity (non-GAAP)	43%	102%	54%	42%
(1) See table above for the reconciliation of net income available to common stockholders to adjusted net income available to common stockholders (non-GAAP).

	(Preliminary)
	December 31, 2023
	CSC	CSB
Tier 1 Leverage Ratio (GAAP)	8.5%	10.1%
Tier 1 Capital	$40,602	$31,777
Plus: AOCI adjustment	(18,131)	(15,746)
Adjusted Tier 1 Capital	22,471	16,031
Average assets with regulatory adjustments	476,069	315,851
Plus: AOCI adjustment	(19,514)	(17,194)
Adjusted average assets with regulatory adjustments	$456,555	$298,657
Adjusted Tier 1 Leverage Ratio (non-GAAP)	4.9%	5.4%